Exhibit 99.1

K2M Group Holdings, Inc. Reports Preliminary Second Quarter
Financial Results including Domestic Revenue Growth of 24%

Leesburg, VA, July 7, 2015 - K2M Group Holdings, Inc. (NASDAQ:KTWO) today reported preliminary financial results for the three months ending June 30, 2015.

Preliminary Highlights:

•	Total Q2 revenue of approximately $55.9 million to $56.4 million, up approximately 18% to 19% year-over-year, or 19% to 20% in constant currency.

•	Domestic Q2 revenue of approximately $41.2 million to $41.4 million, up approximately 24% to 25% year-over-year.

•	International Q2 revenue of approximately $14.7 million to $15.0 million, up approximately 3% to 5% year-over-year, or 7% to 9% in constant currency.

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For the fiscal quarter ended June 30, 2015, we estimate that our net loss will range from $6.5 million to $8.5 million, compared with a net loss of $17.7 million for the fiscal quarter ended June 30, 2014. The estimated net loss for the fiscal quarter ended June 30, 2015 is expected to be less than our net loss for the fiscal quarter ended June 30, 2014, primarily as a result of higher revenue, favorable foreign currency adjustments on lower intercompany balances and strengthening of the U.S. dollar compared to other currencies, and lower intangible amortization expenses.

“Our preliminary financial results for the second quarter of 2015 reflect revenue growth of approximately 20% year-over-year, driven by continued strength in our domestic business,” said President and Chief Executive Officer, Eric Major. “We remain focused on increasing our share of the $2.6 billion global complex spine and minimally invasive surgery markets and on driving shareholder value creation going forward.”

The financial estimates presented above are preliminary and remain subject to management's final review as well as review by the Company's independent registered accounting firm. The Company intends to report complete second quarter 2015 financial results on August 4, 2015. Details regarding the timing of the release of those results, as well as details of a conference call and publicly available webcast, have been announced in a separate press release.

About K2M Group Holdings, Inc.

K2M Group Holdings, Inc. is a global medical device company focused on designing, developing and commercializing innovative complex spine and minimally invasive spine technologies and techniques used by surgeons to treat some of the most difficult and challenging spinal pathologies. K2M has leveraged these core competencies to bring to market an increasing number of products for patients suffering from degenerative spinal conditions. These technologies and techniques, in combination with a robust product pipeline, enable the company to favorably compete in the global spinal surgery market.

Forward-Looking Statements

This press release contains forward-looking statements that reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward looking statements are subject to various risks and uncertainties including, among other things: our ability to achieve or sustain profitability; our ability to successfully demonstrate the merits of our technologies; pricing pressure from our competitors, hospitals and changes in third-party coverage and reimbursement; competition and our ability to develop and commercialize new products; aggregation of hospital purchasing from collaboration and consolidation; hospitals and other healthcare providers may be unable to obtain adequate coverage and reimbursement for procedures performed using our products; the safety and efficacy of our products is not yet supported by long-term clinical data; our dependence on a limited number of third-party suppliers; our ability to maintain and expand our network of direct sales employees, independent sales agencies and international distributors; the proliferation of physician-owned distributorships; concentration of sales from a limited number of spinal systems or products that incorporate these technologies; loss of the services of key members of our senior management, consultants or personnel; ability to enhance our product offerings through our research and development efforts; failure to properly manage our anticipated growth; acquisitions of or investments in new or complementary businesses, products or technologies; ability to educate surgeons on the safe and appropriate use of our products; requirements to maintain high levels of inventory; impairment of our goodwill or intangible assets; disruptions in our information technology systems; any disruption in operations at our headquarters facility or an ability to ship a sufficient number of our products to meet demand; ability to strengthen our brand; fluctuations in insurance cost and availability; interruption of our business if our new corporate headquarters facilities are not ready for occupation; extensive governmental regulation; failure to obtain or maintain regulatory approvals and clearances; requirements for new 510(k) clearances, premarket approvals or new or amended CE Certificates of Conformity; foreign regulatory approvals; extensive post-market regulation; medical device reporting regulations, voluntary corrective actions or agency enforcement actions; a recall of our products or the discovery of serious safety issues with our products; possible enforcement action if we engage in improper marketing or promotion of our products; the misuse or off-label use of our products; delays or failures in any future clinical trials; the results of clinical trials; procurement and use of allograft bone tissue; environmental laws and regulations; compliance by us or our sales representatives with fraud and abuse laws; U.S. legislative or regulatory healthcare reforms; medical device tax provisions in the healthcare reform laws; our need to generate significant sales to become profitable; potential fluctuations in sales volumes and our results of operations may fluctuate over the course of the year; uncertainty in our future capital needs; expiration of our revolving credit facility; restrictive covenants in our revolving credit facility that may limit our operating flexibility; continuing worldwide economic instability; our inability to protect our intellectual property rights; our reliance on patent rights that we either license from others or have obtained through assignments; our patent litigation; the outcome of potential claims that we, our employees, our independent sales agencies or our distributors have wrongfully used or disclosed alleged trade secrets or are in breach of non-competition or non-solicitation agreements with our competitors; potential product liability lawsuits; operating risks relating to our international operations; our ability to comply with the Foreign Corrupt Practices Act and similar laws associated with our activities outside the United States; reliance on exemptions from certain corporate governance requirements; increased costs and additional regulations and requirements as a result of becoming a public company; our ability to implement and maintain effective internal control over financial reporting in the future; volatility in the market price of shares of our common stock; we have no current plans to pay cash dividends on our common stock; dilution by the future issuance of additional shares of common stock; anti-takeover provisions in our organizational documents and Delaware law; we are an emerging growth company; our Board of Directors is authorized to issue and designate shares of our preferred stock without stockholder approval; our ability to use net operating loss carryforwards; and other risks and uncertainties, including those described under the section entitled "Risk Factors" in our registration statement, filed with the SEC on June 1, 2015 and our Annual Report on Form 10-K for the year ended December 31, 2014 as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and our filings with the SEC.

We operate in a very competitive and challenging environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward looking statements and you should not place undue reliance on our forward-looking statements.

Investor Contact:

Westwicke Partners on behalf of K2M Group Holdings, Inc.
Mike Piccinino, CFA
443-213-0500
K2M@westwicke.com